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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Kohl's Corporation for the registration of $551,450,000 aggregate principal amount of Liquid Yield Option Subordinated Notes and to the incorporation by reference therein of our report dated March 3, 2000, with respect to the consolidated financial statements and schedule of Kohl's Corporation included in its Annual Report (Form 10-K) for the year ended January 29, 2000, filed with the Securities and Exchange Commission.


                                    /s/  Ernst & Young LLP

                                    ERNST & YOUNG LLP


Milwaukee, Wisconsin
August 14, 2000